Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Chief Financial Officer
		(206) 674-3427	(206) 674-3412

FOR IMMEDIATE RELEASE
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EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.25

SEATTLE, WASHINGTON - November 2, 2011, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.25 per share, payable on December 15, 2011 to shareholders of record as of December 1, 2011.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 186 full-service offices, 62 satellite locations and 2 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.